Morgan Stanley International Fund
Item 77C
Results of Special Shareholder Meeting

On August 1, 2006, a Special Meeting of Shareholders of the
Fund was scheduled in order to vote on the proposals set
forth below. The proposals failed to obtain the necessary
quorum in order to hold the meeting, and, therefore, the
meeting was adjourned until August 23, 2006, to permit
further solicitation of proxies. The meeting was held on
August 23, 2006 and the voting results with respect to these proposals were as follows:

(1) Election of Trustees:

                                       For    Withho  Absta   BNV*
                                                ld      in
Frank L. Bowman...................   16,577,6  313,90      0     0
                                           52       5
Kathleen A.                          16,566,5  324,96      0     0
Dennis...................                  90       7
James F.                             16,574,9  316,62      0     0
Higgins.....................               33       4
Joseph J.                            16,564,5  327,02      0     0
Kearns.....................                28       9
Michael F.                           16,564,0  327,53      0     0
Klein.....................                 27       0
W. Allen Reed.....................   16,553,3  338,17      0     0
                                           82       5
Fergus Reid.......................   16,533,2  358,35      0     0
                                           00       7

(2) Elimination of certain fundamental investment
restrictions:

                                        For    Agains Abstai   BNV*
                                                 t      n
Elimination of the fundamental        15,029,  428,21 334,35  1,099,
policy restricting the Fund's             509       0      2     586
ability to pledge
assets........................
Elimination of the fundamental        15,057,  408,36 326,13  1,099,
policy restricting purchases of           476       4      1     586
securities on
margin..................
Elimination of the fundamental        15,124,  325,34 341,75  1,099,
policy prohibiting investments in         877       2      3     586
oil, gas, and other types of
minerals or mineral leases.....
Elimination of the fundamental        15,110,  341,92 339,47  1,099,
policy prohibiting investments for        580       1      0     586
purposes of exercising control
.................

(3) Modify certain fundamental investment restrictions:

                                      For    Again   Absta    BNV*
                                               st     in
Modify fundamental policy           15,115,0  329,1  347,7   1,099,5
regarding                                 87     23     61        86
diversification..............
Modify fundamental policy           15,050,6  407,7  333,5   1,099,5
regarding borrowing money.....            43     60     68        86
Modify fundamental policy           15,037,0  419,1  335,7   1,099,5
regarding loans..........                 98     65     08        86
Modify fundamental policy           15,084,9  378,2  328,7   1,099,5
regarding investment in                   70     64     37        86
commodities, commodity contracts
and futures
contracts.................
Modify fundamental policy           15,093,1  350,8  348,0   1,099,5
regarding issuance of senior              04     49     18        86
securities.......................

(4) Reclassify certain fundamental policies as non-
fundamental policies:

                                      For    Again   Absta    BNV*
                                               st     in
Reclassification as non-            15,038,5  400,0  353,3   1,099,5
fundamental the fundamental policy        57     87     27        86
regarding the short sale of
securities..............

* Broker "non-votes are shares held in street name for which the broker indicates that instructions have not been
received from the beneficial owners or other persons
entitled to vote and for which the broker does not have
discretionary voting authority.